SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2002
Date of Report (Date of earliest event reported)

WESTPOINT STEVENS INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-21496 (Commission File Number)	36-3498354 (I.R.S. Employer Identification No.)

507 WEST TENTH STREET, WEST POINT, GEORGIA 31833
(Address of principal executive offices) (Zip Code)

(706) 645-4000
(Registrants’ telephone number, including area code)

SIGNATURE
EX-10.1 SEVENTH AMENDMENT AGREEMENT
EX-99.1 PRESS RELEASE

Item 5.	Other Events
On September 20, 2002, WestPoint Stevens Inc. issued a press release announcing additional restructuring initiatives to increase asset utilization, lower manufacturing costs, and increase cash flow and profitability. The Company also announced it had received consent from its senior lenders for the restructuring and had amended its senior secured credit facility adjusting certain financial covenants and increasing the Company’s borrowing rate.

Item 7.	Financial Statements, ProForma Financial Information and Exhibits

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro Forma Financial Information

Not applicable.

(c)  Exhibits

Exhibit No.	Exhibit

10.1	Seventh Amendment Agreement dated September 19, 2002, among WestPoint Stevens Inc., WestPoint Stevens (UK) Limited, WestPoint Stevens (Europe) Limited, Bank of America, N.A. (formerly NationsBank N.A.), as agent and the other financial institutions party thereto.

99.1	Press Release dated September 20, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTPOINT STEVENS INC. (Registrant)

By: /s/ Christopher N. Zodrow Christopher N. Zodrow Vice President and Secretary

Date: September 20, 2002

Exhibit Index

Exhibit (10.1)	Seventh Amendment Agreement dated September 19, 2002, among WestPoint Stevens Inc., WestPoint Stevens (UK) Limited, WestPoint Stevens (Europe) Limited, Bank of America, N.A. (formerly NationsBank N.A.), as agent and the other financial institutions party thereto.

Exhibit (99.1)	Press Release dated September 20, 2002.